                           ---------------------------

                            STOCK PURCHASE AGREEMENT



                                     BETWEEN

                          E-AUCTION GLOBAL TRADING INC.

                                AS "CORPORATION"



                                       AND

                   ABN AMRO CAPITAL INVESTMENTS (BELGIE) N.V.

                                  AS "INVESTOR"




                                  JUNE 21, 2000

                           ---------------------------
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STOCK PURCHASE AGREEMENT              21ST JUNE 2000                      PAGE 2
e-AUCTION GLOBAL TRADING INC.
--------------------------------------------------------------------------------

         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of June [__], 2000, by and between e-AUCTION GLOBAL TRADING INC., a Nevada corporation having its principal place of business at 161 Bay Street, Suite 4700, BCE Place, Toronto, Ontario, Canada M5J 251 (the "CORPORATION"), and ABN AMRO CAPITAL INVESTMENTS (BELGIE), a Naamloze Vennootschap existing under the laws of Belgium, having its registered offices at Regentlaan 53, 1000 Brussels (Belgium), enrolled with the Register of Commerce of Brussels under number
622.783 (the "INVESTOR").

                                    RECITALS

         A. The Corporation and the Subsidiaries (as defined herein) are currently engaged in the business of providing real time, electronic auction and related financial services to auctioneers selling commodities (the "Business").

         B. The Investor desires to purchase from the Corporation, and the Corporation desires to issue and sell to the Investor, 4,072,639 shares (the "Shares") of common stock of the Corporation, par value $.01 per share (the "Common Stock") at a purchase price of $1.842 per share, for an aggregate purchase price of $7,500,000 (the "Purchase Price").

                                   AGREEMENTS

         In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   AUTHORIZATION AND SALE OF SHARES.

     1.1. AUTHORIZATION. The Corporation has duly authorized the issuance to the Investor of the Shares.

     1.2. SALE OF THE SHARES TO THE INVESTOR. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, the Corporation agrees to sell to the Investor, free and clear of any liens, claims, charges or encumbrances whatsoever, and the Investor agrees to purchase from the Corporation, at the Closing, the Shares at a purchase price of $1.842 per share for an aggregate purchase price of $7,500,000. The purchase price has been determined by arms' length negotiation between the Corporation and the Investor taking into account, among other things, the representations and warranties set forth in Article IV hereof.

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                                                                         PAGE 3


2.   CLOSING; DELIVERIES.

     2.1. CLOSING. The Closing will be held at the offices of Stibbe Simont Monahan Duhot in Brussels, Belgium or New York, New York 10022, on June [__], 2000 or at such other time, date and place as may be agreed to in writing by the Corporation and the Investor.

     2.2. DELIVERIES AT CLOSING. At the Closing, the Corporation will deliver to the Investor a certificate, duly executed and registered in the name of the Investor, for the 4,072,639 Shares against payment by the Investor of $7,500,000 by cashier's check drawn on a United States domiciled bank payable to the order of the Corporation or by wire transfer of funds to an account designated by the Corporation.

3. CONDITIONS TO CLOSING. The obligation of the Investor to purchase the Shares at the Closing is subject to the fulfillment to the Investor's satisfaction of each of the conditions set forth in Sections 3.1 through
     3.11 on or before the Closing and the obligation of the Corporation to sell Shares at the Closing is subject to the fulfillment to the Corporation's satisfaction of each of the conditions set forth in Sections 3.12 and 3.13.

     3.1. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The representations and warranties made by the Corporation in Article IV shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

     3.2. PERFORMANCE OF THE CORPORATION. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Corporation at or prior to the Closing shall have been performed or complied with in all material respects.

     3.3. COMPLIANCE CERTIFICATE. At the Closing, the Corporation shall have delivered to the Investor a certificate of the Corporation, executed by its President and Chief Executive Officer, dated the date of the Closing, (i) certifying to the fulfillment of the conditions specified in this SECTION 3 and (ii) stating that the representations and warranties set forth in Article IV of the Agreement are true and correct as of the Closing as if made at the Closing.

     3.4. SECRETARY'S CERTIFICATE. At the Closing, the Corporation shall have delivered to the Investor copies of each of the following, in each case certified to be in full force and effect on the date of the Closing by the Secretary of the Corporation:

         3.4.1. the Certificate of Incorporation of the Corporation certified by the Secretary of State of the State of Nevada as of a date not more than five (5) days prior to the Closing;

         3.4.2. the by-laws of the Corporation;

         3.4.3. resolutions of the Board of Directors of the Corporation, the form and substance of which are reasonably satisfactory to the Investor, authorizing the execution,

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                                                                         PAGE 4


               delivery and performance of this Agreement and the Stockholders' Agreement, and the transactions contemplated hereby and thereby, the issuance and sale of the Shares and the election of directors as prescribed by the Stockholders' Agreement; and

         3.4.4. evidence of the authority of the officer(s) of the Corporation executing this Agreement, the Stockholders' Agreement and the other documents and certificates delivered in connection herewith and therewith on behalf of the Corporation, together with the true signatures of such officers.

     3.5. STOCKHOLDERS' AGREEMENT. At or prior to the Closing, the Corporation, the Investor and the other parties thereto shall have executed and delivered the Stockholders' Agreement in the form of EXHIBIT A.

     3.6. LEGAL OPINION. At the Closing, the Corporation shall have delivered to the Investor the opinion of [________________], counsel to the Corporation, dated the date of the Closing, addressed to the Investor, and in the form of EXHIBIT B.

     3.7. LEGAL INVESTMENT. As of the Closing, the purchase of the Shares by the Investor hereunder shall be legally permitted by all laws and regulations to which the Investor and the Corporation are subject.

     3.8. NO INJUNCTION. As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in this Agreement or the Stockholders' Agreement can not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby or thereby.

     3.9.         [Intentionally left blanc]

     3.10. ELECTION OF DIRECTORS. At or prior to the Closing, Bart Sonck shall have been appointed to the Board of Directors of the Corporation.

     3.11. PROCEEDINGS AND DOCUMENTS. As of the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and by the Stockholders' Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received at or prior to the Closing all such documents as it shall have reasonably requested.

     3.12. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The representations and warranties made by the Investor in Article V shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

     3.13. PERFORMANCE OF THE INVESTOR. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Investor at or prior to the Closing shall have been performed or complied with in all material respects.

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                                                                         PAGE 5


4.   REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

     The Corporation represents and warrants to the Investor as follows:

     4.1. ORGANIZATION.

         4.1.1. The Corporation is a corporation duly incorporated, organized, validly existing for an indefinite duration and duly registered under the laws of the State of Nevada.

         4.1.2. E-Auction Barbados is a corporation duly incorporated, organized, validly existing for an indefinite duration and duly registered under the laws of Barbados.

         4.1.3. E-Auction Canada is a corporation duly incorporated, organized, validly existing for an indefinite duration and duly registered under the laws of Canada.

         4.1.4. The Belgian Subsidiaries are corporations duly incorporated, organized, validly existing for an indefinite duration and duly registered under the laws of Belgium.

         4.1.5. E-Auction Australia is a corporation duly incorporated, organized, validly existing for an indefinite duration and duly registered under the laws of the Australia.

         4.1.6. The Corporation and its Subsidiaries have the requisite corporate power and authority and all governmental licenses, authorizations, consents and approvals required to own, lease or otherwise hold the assets owned, leased or otherwise held by them and to carry out the Business as it is presently conducted and as it has been conducted by them.

         4.1.7. SCHEDULE 4.1 contains a copy of the current version of the Certificate of Incorporation, Articles of Association or similar document of each of the Corporation and the Subsidiaries.

         4.1.8. No action is pending or threatened to declare the Corporation or any of its Subsidiaries bankrupt and neither the Corporation nor any of its Subsidiaries has filed or commenced any proceedings for judicial or extra-judicial arrangement or settlement with its creditors.

         4.1.9.  The situation of the Belgian Subsidiaries is not such that article 103 and/or 104 of the Belgian Companies Act apply to them. The net assets of the Corporation and its Subsidiaries other than the Belgian Subsidiaries are, considered on an individual basis, not less than 50% (fifty percentage points) of their share capital or, to the extent applicable, the minimum amount of share capital required by the laws under which they currently exist.

         4.1.10. None of the Belgian Subsidiaries is and has been, at any time in the past, a company "DIE EEN PUBLIEK BEROEP OP HET SPAARWEZEN DOET OF HEEFT GEDAAN/FAISANT OU AYANT FAIT PUBLIQUEMENT APPEL A L'EPARGNE" within the meaning of article 26 of the Belgian Companies Act. The Subsidiaries other the Belgian Subsidiaries did, at any time in the past, not make any public offering nor do they currently intend to make such offering.

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                                                                         PAGE 6


     4.2  AUTHORIZATION OF AGREEMENT; BINDING OBLIGATION.

         4.2.1. The Corporation has the requisite power to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2.2. The execution by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other actions on the part of the Corporation, as the case may be.

         4.2.3. Assuming its due execution by the Investor, this Agreement constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

     4.3. NO INTEREST IN OTHER ENTITIES. Except as indicated in SECTION 4.5 of this Agreement, no shares of any corporation or any ownership or other investment interest in any association, partnership, joint venture or other legal entity are owned or held by the Corporation or any of its Subsidiaries.

     4.4. NO RESTRICTIONS; REQUIRED CONSENTS.

         4.4.1. The execution, delivery and performance of this Agreement by the Corporation does not, and the performance by the Corporation of the transactions contemplated hereby to be performed by it will not :

              4.4.1.1. conflict with the certificate of incorporation
                      ("oprichtingsakte/acte de constitution") and/or the Articles of Association of the Corporation and/or any of its Subsidiaries;

              4.4.1.2. conflict with or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under any contract, permit, order, judgement or decree to which the Corporation or any of its Subsidiaries is a party or by which any of their properties are bound;

              4.4.1.3. require the consent of any party other than the Investor;

         4.4.2. constitute a violation of any provision of any domestic or foreign law or any other regulation (collectively: the "Laws") applicable to the Corporation or any of its Subsidiaries, or

         4.4.3. result in the creation of any encumbrance whatsoever upon any of the assets of the Corporation or any of its Subsidiaries of any nature and wherever located (the "Assets").

         4.4.4. No consent, approval, order or authorization of, or registration, declaration or filing with any domestic or foreign governmental entity is required to be obtained or made by or with respect to the Corporation or any of its Subsidiaries either in connection with the execution of this Agreement by the Corporation or the performance by the Corporation of the transactions contemplated hereby.

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                                                                         PAGE 7


     4.5  SHARES.

         4.5.1. SCHEDULE 4.5 contains a true and complete list of the authorized, issued and outstanding shares of the Corporation and its Subsidiaries, the type of such shares and the ownership of such shares.

         4.5.2. All issued and outstanding shares of the Corporation and any of its Subsidiaries have been duly authorised and validly issued, are fully paid in, were not issued in violation of any pre-emptive rights, and are validly owned as disclosed in
               SCHEDULE 4.5. There are no other outstanding securities; there are no outstanding rights (pre-emptive or other), subscriptions, calls, warrants, options, (reverse) convertible bonds or other agreements (except for this Agreement) that give any person the right to purchase or otherwise receive or be issued any shares of the Corporation or any of its Subsidiaries or any security convertible into or exchangeable for any shares or other security rights of the Corporation or any of its Subsidiaries.

         4.5.3. Except if indicated otherwise in SCHEDULE 4.5, the shareholders referred to in this SCHEDULE 4.5 own such shares free and clear of all liens, pledges, encumbrances, "VRUCHTGEBRUIK/USUFRUIT", claims, options, warrants and, in general, all restrictions affecting any of the rights attached to such shares.

         4.5.4. Upon purchase in accordance with the terms of this Agreement, the Shares will be duly and validly issued to the Investor in compliance with all Laws and fully paid in, and constitute 6.2% (six point two percentage points) of the share capital of the Corporation. The delivery of the Shares to the Investor in accordance with this Agreement transfers valid title thereto, free and clear of any liens, pledges, encumbrances, "VRUCHTGEBRUIK/USUFRUIT", claims, options, warrants and, in general, all restrictions affecting any of the rights attached to such Shares.

     4.6. NO THIRD PARTY OPTIONS. Except as indicated in SCHEDULE 4.6., there are no existing agreements with, options or rights of, or commitments to any person to acquire any of the Shares or Common Stock or any of the Assets or any interest therein, except for those contracts for the sale of inventory entered into in the normal course of business consistent with past practice.

     4.7. FINANCIAL STATEMENTS.

         4.7.1. The Investor has received true and complete copies of the annual accounts, comprising, for the avoidance of doubt, balance sheets, profit and loss account and notes thereto, of:

              4.7.1.1.  the Corporation at 31st December 1999 (as set forth in
                      SCHEDULE 4.7.), (as set forth in SCHEDULE 4.7.),

              4.7.1.2.  SCS at 31st December 1999 (as set forth in
                      SCHEDULE 4.7.), (as set forth in SCHEDULE 4.7.)

              4.7.1.3.  the Corporation and its Subsidiaries in the consolidated financial accounts per 31st March 2000 drawn up by the Corporation (as set forth in SCHEDULE 4.7.),

              all of which have been prepared in accordance with GAAP and with the Corporation's and its Subsidiaries' valuation rules consistently applied. Such annual accounts, including the related notes, present a fair and true view of the financial

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                                                                         PAGE 8


              position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Corporation and any of its Subsidiaries at the date indicated and present the results of operations of the Corporation and any of its Subsidiaries for the period indicated as they were or as if they were made as end of year annual accounts, as the case may be. References in this Agreement to the "2000 Annual Accounts" shall mean the balance sheet and the profit and loss account of each of the Corporation and its Subsidiaries as referred to above.

         4.7.2. The Corporation and its Subsidiaries are in the possession of all documents relating to their business, assets and liabilities (including without limitation all accounts, financial records, minute books of all General Meetings and meetings of the Board of Directors) and do not have any of their documents or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means which (including all access thereto and therefrom) are not under their exclusive ownership and direct control.

     4.8. ACCOUNTS RECEIVABLE. The accounts receivable of the Corporation and its Subsidiaries arising from their Business as set forth on the 2000 Annual Accounts or arising since the date thereof and before the Closing date, are valid and genuine. They have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice. They are not subject to valid defenses, set-offs or counterclaims. They are collectible at the full recorded amount thereof less the recorded allowance for collection losses.

     4.9. INVENTORY. All inventory of the Corporation and its Subsidiaries used in the conduct of their Business, including without limitation raw materials, work-in-process and finished goods, reflected in the 2000 Annual Accounts or acquired since the date thereof and before date of the Closing, was acquired and has been maintained in the ordinary course of their Business. It consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of their Business. It is valued at the lower of cost or market value. It is not subject to any write-down or write-off. Neither the Corporation nor any of its Subsidiaries is under any liability or obligation to return any inventory - except for samples - in the possession of wholesalers, distributors, retailers or other customers.

     4.10.ABSENCE OF UNDISCLOSED LIABILITIES - ACCOUNTS PAYABLE. The Corporation and its Subsidiaries have no liabilities or obligations with respect to their Business, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

         4.10.1. those liabilities or obligations set forth on or described in the 2000 Annual Accounts and not heretofore paid or discharged; and

         4.10.2. those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the date of the 2000 Annual Accounts.

         The accounts payable of the Corporation and its Subsidiaries arising from their Business as set forth in the 2000 Annual Accounts or arising since the date thereof and before the Closing date, are valid and genuine. They have arisen solely out of bona fide purchase

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                                                                         PAGE 9


         and receipt of goods, services and other business transactions in the ordinary course of business consistent with past practice.

     4.11. BOOKS OF ACCOUNT. The books, records and accounts of the Corporation and its Subsidiaries maintained with respect to their Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Corporation and its Subsidiaries with respect to their Business. Neither the Corporation nor any of its Subsidiaries has engaged in any transaction with respect to their Business, maintained any bank account for their Business or used any of their funds in the conduct of their Business except for transactions, bank accounts and funds which are or have been reflected in the normally maintained books and records of their Business.

     4.12.    CONTRACTS AND COMMITMENTS.

         4.12.1. Except as set out in SCHEDULE 4.12, neither the Corporation nor any of its Subsidiaries is a party to or is subject to any written or oral agreement or commitment relating to their Business which is not a contract with a supplier or customer of the Corporation or any of its Subsidiaries, as the case may be, acting as such and which:

              4.12.1.1. involves in any one case $10,000 or more; or

              4.12.1.2. continues over a period of more than three months as of the date hereof; or

              4.12.1.3. cannot be terminated by the Corporation or any of its
                      Subsidiaries, as the case may be, without paying indemnities or giving more than three months' notice; or

              4.12.1.4. can be terminated by the counterparty giving less than three months' notice; or

              4.12.1.5. limits the freedom of the Corporation or any of its
                      Subsidiaries to compete in any line of business or with any person or in any area or which could so limit the freedom of the Corporation or any of its Subsidiaries after the Closing; or

              4.12.1.6. is not made in the ordinary course of business; or

              4.12.1.7. which will have an adverse effect on the Assets or financial situation of the Corporation or any of its Subsidiaries.

         4.12.2. Each of the agreements, commitments, leases, plans and other instruments, documents and undertakings listed or required to be listed on SCHEDULE 4.12 or not required to be listed therein because of the amount and/or term and/or ways of termination thereof, is valid and enforceable in accordance with its terms. Neither the Corporation nor any of its Subsidiaries is and, to the knowledge of the Corporation, all other parties thereto are, in compliance with the provisions thereof. Neither the Corporation nor any of its Subsidiaries is and, to the knowledge of the Corporation, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein. No event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No such agreement, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of the

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                                                                        PAGE 10


               Corporation, contains any contractual requirement with which there is a reasonable likelihood the Corporation or any of its Subsidiaries, as the case may be, or any other party thereto will be unable to comply.

     4.13. TITLE TO ASSETS. The Corporation and its Subsidiaries have good, valid and transferable title to or, in the case of leased property, have valid leasehold interest in their Assets free and clear of all encumbrances of any nature whatsoever, including without limitation licenses, leases, mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, charges, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively: "Liens"), other than Liens for taxes, assessments and other governmental charges which are not yet due and payable (to be referred to hereinafter as: "Permitted Liens").

     4.14.        INTELLECTUAL PROPERTY.

         4.14.1. The Corporation and its Subsidiaries are the owner of, or are entitled to the use and quiet enjoyment of all patents, patent applications, trademarks, trademark applications, trade names, service marks, service names, copy rights, copyright applications, licenses, inventions, permits, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (the "Intellectual Property") they currently use. The Corporation and its Subsidiaries do not trade under any name other than their own.

         4.14.2. All of the Intellectual Property used by the Corporation and its Subsidiaries is owned by or validly licensed to the Corporation or its Subsidiaries, as the case may be, and is at the free disposal of the Corporation or its Subsidiaries, as the case may be. Neither the Corporation nor any of its Subsidiaries uses any intellectual property which infringes any third party's intellectual property rights. Neither the Corporation nor any of its Subsidiaries has received any claim nor has it been notified of any possible claim for infringement of any intellectual property rights of third parties and there are no circumstances which could give rise to such a claim.

         4.14.3. None of the process and formulae, research and development results and other know-how of the Corporation and its Subsidiaries, the value of which to the Corporation or any of its Subsidiaries is contingent upon maintenance of confidentiality thereof, has been disclosed by the Corporation or any of its Subsidiaries, as the case may be, to any person other than employees, representatives and agents of the Corporation or any of its Subsidiaries and then only subject to appropriate confidentiality undertaking.

         4.14.4. None of the Intellectual Property rights which are identical or similar to the Intellectual Property rights currently used by the Corporation or any of its Subsidiaries or required for the conduct of their Business, are used by any person, conducting a business which is identical or similar to their Business, in a country in which the Corporation or any of its Subsidiaries registered and/or uses such rights.

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                                                                         PAGE 11


         4.14.5. The Intellectual Property rights currently used by the Corporation or any of its Subsidiaries are the sole Intellectual Property rights required for the due and proper conduct of their Business.

         4.14.6. The Corporation and its Subsidiaries are in a position to obtain updates of any Intellectual Property right currently used in the exercise of their Business, consistent with past practice.

     4.15.       SOFTWARE.

         4.15.1. The computer software of the Corporation and its Subsidiaries included in the Intellectual Property (collectively: the "Software") performs in accordance with the documentation and other written material used in connection with the Software and, as to the Belgian Subsidiaries, is so-called EURO-compliant. It includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. The Corporation and its Subsidiaries have complete and correct copies of all user documentation related to the Software.

         4.15.2. The functioning of the Assets (including without limitation the Software) have in no way been affected by the transition to the year 2000, meaning their functioning and performance has not been affected that they be used before, during or after the year 2000 and in particular:

              4.15.2.1. no value given to dates has lead or will lead to an interruption of operations;

              4.15.2.2. all functions based on dates have reacted and will react in a coherent way to dates before, during or after the year 2000;

              4.15.2.3. in all interfaces and data storage, the century was and is specified either explicitly or by means of univocal algorithms or rules of interference; and

              4.15.2.4. the year 2000 is and will be recognized as a leap year.

     4.16. CONDITION OF ASSETS. All of the Assets are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws and regulations and to all licenses, authorizations and approvals (collectively: "Permits") issued to the Corporation or any of its Subsidiaries by any governmental entity relating to their construction, use and operation. The Assets constitute all assets and rights required by the Corporation and its Subsidiaries to operate their Business as currently conducted and as currently contemplated to be conducted. No person other than the Corporation or its Subsidiaries owns any equipment or other tangible assets or properties situated on their premises other than those items leased pursuant to agreements or commitments disclosed on SCHEDULE
          4.12 and SCHEDULE 4.17.

     4.17.        REAL PROPERTY.

         4.17.1. OWNED REAL PROPERTY. Neither the Corporation nor any of its Subsidiaries owns any real property.

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                                                                         PAGE 12


         4.17.2. LEASED REAL PROPERTY. There are no real property leases entered into by the Corporation or any of its Subsidiaries and which relate to the operation of their Business other than the leases listed in SCHEDULE 4.17.2.

         4.17.3. ZONING. The Real Property complies with all applicable zoning and other land use requirements. There are no pending or threatened actions or proceedings which could result in a modification or termination of such zoning and other land use requirements.

         4.17.4.  ACCESS - POSSESSION.

              4.17.4.1. The Corporation and its Subsidiaries have obtained all
                      Permits and rights-of-way, including proof-of-dedication, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. There are no restrictions on entrance to or exit from the Real Property to adjacent public streets.

              4.17.4.2. The Corporation and its Subsidiaries enjoy peaceful and undisturbed possession of all Real Property and there are no pending or threatened actions or proceedings which could result in a modification or termination of such possession.

              4.17.4.3. NO VIOLATIONS. The Real Property and the present uses thereof comply with all Laws of all governmental entities having jurisdiction over the Real Property and all restrictive covenants affecting the Real Property, and neither the Corporation nor any of its Subsidiaries has received notices, oral or written, from any governmental entity, or has any reason to believe, that the Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any Laws of the governmental entity having jurisdiction over the Real Property or any restrictive covenants affecting the Real Property.

     4.18.       INSURANCE.

         4.18.1. The Corporation and its Subsidiaries have insurance policies in full force and effect for such amounts as :

              4.18.1.1. are sufficient for compliance with all requirements of the laws and of all agreements to which the Corporation or any of its Subsidiaries is a party or by which any of them is bound; and

              4.18.1.2. are normal and proper in relation to the Business of the
                      Corporation and its Subsidiaries.

         Set forth in SCHEDULE 4.18 is a list of all insurance policies held by or applicable to the Corporation and its Subsidiaries or their Business, setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type of coverage and annual premium.

         4.18.2. All premiums payable under all such insurance policies have been paid and the Corporation and its Subsidiaries are otherwise in full compliance with the terms and conditions of such insurance policies.

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                                                                         PAGE 13


         4.18.3. No event relating to the Corporation, its Subsidiaries or the Business has occurred which can be expected to result in an upward adjustment in premiums, be it retroactive or prospective, under any such insurance policies.

         4.18.4. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been cancelled within the last two years, except for policies cancelled as a result of the ordinary conduct and course of business and which have subsequently been replaced at the best market conditions available, and no threat has been made to cancel any insurance policy of the Corporation or any of its Subsidiaries during such period. All such insurance will remain in full force and effect with respect to periods before the Closing. No event has occurred (including without limitation the failure by the Corporation or any of its Subsidiaries to give any notice or information or the Corporation or any of its Subsidiaries giving any inaccurate or erroneous notice or information) which limits or impairs the rights of the Corporation or any of its Subsidiaries under any such insurance policies.

         4.18.5. All coverage proceeds payable pursuant to the insurance policies referred to in SCHEDULE 4.18 will be payable at the benefit of the Corporation or its Subsidiaries.

     4.19.       Customers and Suppliers. SCHEDULE 4.19 sets forth :

         4.19.1. a list of the twenty largest customers of each of the Corporation and its Subsidiaries based on sales during the accounting period ended on the date of the 2000 Annual Accounts, showing the approximate total sales by each of the Corporation and its Subsidiaries to each such customer during such period; and

         4.19.2. a list of the twenty largest suppliers of each of the Corporation and its Subsidiaries based on purchases during the accounting period ended on the date of the 2000 Annual Accounts, showing the approximate total purchases by each of the Corporation and its Subsidiaries from each such supplier during each of such period.

          Except as described on SCHEDULE 4.19, there has not been any adverse change in the business relationship of the Corporation or any of its Subsidiaries with any customer or supplier named in SCHEDULE 4.19 in the period from the date of the 2000 Annual Accounts to the Closing. No such customer or supplier has either implicitly or explicitly indicated to the Corporation that they will alter their business relationship with the Corporation or any of its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

     4.20.       DIRECTORS - REPRESENTATION OF THE CORPORATION.

         4.20.1. SCHEDULE 4.20.1 hereto contains a true and complete list of all members of the Board of Directors of the Corporation and its Subsidiaries.

         4.20.2. SCHEDULE 4.20.2 hereto contains a true and complete list of all financial institutions where the Corporation and its Subsidiaries hold a financial account and/or a safe box, the relating account numbers and, for each such account and/or safe box, the persons empowered to have access to such accounts and/or safe box on behalf of the Corporation or any of its Subsidiaries.

     4.21.        PERSONNEL.

         4.21.1.  GENERAL.

              4.21.1.1. SCHEDULE 4.21.1. hereto contains a true and complete list of all persons employed by the Corporation and its Subsidiaries in connection with their Business, including date of hire, a description of financial or other compensation arrangements other than Employee Benefit Schemes set forth in SCHEDULE 4.21.1.2 for each such person, a list of other terms of any and all agreements affecting such persons, and an indication of the persons to be regarded as material to the business ("the Key Personnel").

              4.21.1.2. Neither the Corporation nor any of its Subsidiaries is a
                      party to or has any obligation with respect to any arrangement relating to financial or other material compensation for its employees, officers or directors other than the arrangements set forth in SCHEDULE 4.21.1 or the Employee Benefit Schemes set forth in SCHEDULE 4.21.2.

              4.21.1.3. No employee identified in SCHEDULE 4.21.1 as Key
                      Personnel, has either implicitly or explicitly indicated to the Corporation or any of its Subsidiaries that he or she will terminate his or her employment with the Corporation or any of its Subsidiaries, as the case may be, as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

              4.21.1.4. The know-how and skills of the Key Personnel being critical to the success of the enterprise of the Corporation and its Subsidiaries, who wish to integrate such know-how and skills into their activities, the Key Personnel will communicate such know-how and skill to the Corporation and its Subsidiaries as fully, swiftly and efficiently as is reasonably practicable, in the form of extensive documentation.

              4.21.1.5. The Corporation will use its best efforts to ensure that none of the Key Personnel leave the Corporation or any of its Subsidiaries, as the case may be, before 31st December 2002 and that the know-how and skills of such Key Personnel be fully documented before their leaving the Corporation or any of its Subsidiaries, as the case may be.

              4.21.1.6. Neither the Corporation nor any of its Subsidiaries have or are or have been under an obligation to have a Worker's Council or a Safety, Health and Workplace Embellishment Committee or any similar council or committee nor has the Corporation or any of its Subsidiaries recognised any union representatives ("Syndicaal Afgevaardigden").

              4.21.1.7.    The Corporation and its Subsidiaries, with respect to
                      their employees,

                   4.21.1.7.1. have no written personnel policy applicable to such employees;

                  4.21.1.7.2. are and have since their incorporation been in compliance with all applicable Laws regarding employment, including, for the avoidance of doubt, social security (including without limitation, all remuneration and monies to be paid to the employees of the Corporation and its Subsidiaries have been calculated and paid in conformity with the applicable Laws and all social security payments which are due have been made in due time), individual labor agreements, collective bargaining agreements and employment practices and are not engaged in any unfair labor practices;

                   4.21.1.7.3. have no unfair labour practice charges or
                           complaints pending or threatened against any of them before any governmental entity; and

                   4.21.1.7.4. have no grievances pending or threatened against them.

              4.21.1.8. Neither the Corporation nor any of its Subsidiaries has
                      as of the date of this Agreement any unsatisfied obligation, whether in the form of a requirement to give notice or payment of an indemnity in lieu thereof, towards any persons with regard to the termination of their employment with any of them prior to or on the date of this Agreement.

              4.21.1.9. The Belgian Subsidiaries have at all times fully complied, and continue fully to comply with the regulation relating to the safeguarding of the competitiveness of the country (the "Wage Moderation Decrees").

              4.21.1.10. Neither the Corporation nor any of its Subsidiaries has
                      entered into any consultancy agreement or any other agreement as to the providence of management services or any other kind of services other than the agreements referred to by SCHEDULE 4.21.1.

         4.21.2.  EMPLOYEE BENEFIT SCHEMES.

              4.21.2.1. All employee benefit schemes of the Corporation and its
                      Subsidiaries (the "Employee Benefit Schemes") are listed on SCHEDULE 4.21.2. Any Employee Benefit Scheme which constitutes employee pension benefit plans (the "Pension Schemes") are so designated on SCHEDULE 4.21.2.

              4.21.2.2. The Employee Benefit Schemes have been maintained, in all respects, in accordance with their terms and applicable law, and the Corporation and its Subsidiaries have complied with respect to each Employee Benefit Scheme, in all respects, with the requirements of the applicable law.

              4.21.2.3. All contributions required to have been made under any
                      Employee Benefit Scheme have been made by the due date thereof (including any valid extensions).

              4.21.2.4. There are no pending or threatened claims against the
                      Corporation or any of its Subsidiaries, any Employee Benefit Schemes or its Assets with respect to the operation of such plan (other than routine benefit claims).

              4.21.2.5. Neither the Corporation nor any of its Subsidiaries
                      maintain retiree life or retiree health schemes which provide for continuing benefits or coverage.

              4.21.2.6. Neither the execution of this Agreement nor the
                      consummation of the transactions contemplated hereby will:

                  4.21.2.6.1. result in any payment becoming due to any employee
                          (current, former or retired) of the Corporation or any of its Subsidiaries;

                  4.21.2.6.2. increase any benefits under any Employee Benefit
                          Scheme or any arrangement described in SCHEDULE 4.21.1; or

                  4.21.2.6.3. result in the acceleration of the time of payment or vesting of any such benefits, it being understood, for the avoidance of doubt, that under Belgian law the termination of a contract of employment may lead to an immediate claim by the former employee of any sums to which he is entitled under any Pension Scheme.

     4.22.        LITIGATION; DECREES.

         4.22.1. Except as set forth in SCHEDULE 4.22 or in the 2000 Annual Accounts there are no:

              4.22.1.1. lawsuits, claims, administrative or other proceedings or investigations relating to the conduct of the Business by the Corporation or any of its Subsidiaries pending or threatened by, against or affecting the Corporation or any of its Subsidiaries; or

              4.22.1.2. judgements, orders or decrees of any governmental entity binding on the Corporation or any of its Subsidiaries or the Assets.

         4.22.2. Without limiting the generality or effect of any other provision hereof:

              4.22.2.1. Since their incorporation, there have been no claims or allegations asserted against the Corporation or any of its Subsidiaries that any product was defective or caused any injury or harm to any person, including without limitation all such claims and allegations relating to returns, warranty claims, failure to warn, breach of warranties of merchantability or fitness for any purpose or use or similar matters, other than those claims or allegations which were settled promptly and without any third party intervention; and

              4.22.2.2. No basis exists for any person to make any such claim except as so described.

     4.23.       COMPLIANCE WITH LAW; PERMITS.

         4.23.1. The Corporation and its Subsidiaries have complied with each Law, judgement, order and decree of any governmental entity to which they or their Business, operations, assets or properties are subject and they are not currently in violation of any of the foregoing.

         4.23.2. The Corporation and its Subsidiaries own, hold, possess or lawfully use in the operation of their Business all permits which are in any manner necessary for them to conduct their Business as now or previously conducted or for the ownership and use of the Assets, free and clear of all Liens, and in compliance with all Laws (the "Permits"). . Without limiouation to the foregoing, the Permits include the registration of SCS as a building contractor.

         4.23.3. The Permits are not threatened with suspension or cancellation, in whole or in part, and none has expired are will expire before the end of the term for which they have been delivered. The Corporation and its Subsidiaries have taken all appropriate action (including without limitation the necessary investments) that ought to have been taken with respect to the renewal or extension of such Permits.

         4.23.4. Neither the Corporation nor any of its Subsidiaries are in default or have received any notice of any claim of default, with respect to any such Permits.

         4.23.5. None of such Permits will be adversely affected by consummation of the transactions contemplated hereby.

         4.23.6. No shareholder, director, officer, employee or former employee of the Corporation or any of its Subsidiaries or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Corporation or any of its Subsidiaries owns, possesses or uses in the operation of the Business as now or previously conducted.

     4.24.        ENVIRONMENTAL MATTERS.

         4.24.1. The operation of the Business is in compliance with all applicable environmental laws;

         4.24.2. the Corporation and its Subsidiaries have obtained and currently maintain all operational permits necessary for their operations and are in compliance with such operational permits;

         4.24.3. there are no judicial or administrative actions, proceedings or investigations pending or threatened to revoke such operational permits;

         4.24.4. Neither the Corporation nor any of its Subsidiaries has received a notice from any governmental entity or written notice from any person to the effect that there is lacking any operational permit required for the current use or operation of any property owned, operated or leased by the Corporation or any of its Subsidiaries;

         4.24.5. there are no judicial or administrative actions, proceedings or investigations pending or threatened against the Corporation or any of its Subsidiaries alleging the violation of any environmental law or operational permit;

         4.24.6. none of the Corporation, any of its Subsidiaries, any predecessor of the Corporation or any of its Subsidiaries or any current or former owner or operator of premises currently leased or operated by the Corporation or any of its Subsidiaries has filed any notice under any environmental law indicating past or present treatment, storage or disposal of or reporting a release or threatened release of hazardous material into the environment;

         4.24.7. neither the Corporation nor any of its Subsidiaries or any of its past or current facilities and operations, or any predecessor of the Corporation or any of its Subsidiaries, is subject to any outstanding judgement, ruling or arbitration award or any agreement with any governmental entity or other person, or to any investigation, respecting (i.) environmental laws, (ii.) remedial action, (iii.) any environmental claim or (iv.) the release or threatened release of any hazardous material;

         4.24.8. all the Real Property and all real property formerly owned, operated or leased by the Corporation or any of its Subsidiaries or any predecessor of the Corporation or any of its Subsidiaries and, to the knowledge of the Corporation, all property adjacent to the Real Property, is free of contamination by or from any hazardous materials;

         4.24.9. none of the operations of the Corporation or any of its Subsidiaries or any predecessor of the Corporation or any of its Subsidiaries or of any current or former owner or operator of premises currently leased or operated by the Corporation or any of its Subsidiaries involves or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste;

         4.24.10. there is not now, nor has there been in the past, on, in or under the Real Property or any other real property currently or formerly owned, leased or operated by the Corporation or any of its Subsidiaries or any of their predecessors, (i.) any underground storage tanks, above-ground storage tanks, dikes or impoundment, (ii.) any asbestos-containing materials, (iii.) any polychlorinated biphenyl or (iv.) any radioactive substances; and

         4.24.11. neither the Corporation nor any of its Subsidiaries is subject to environmental costs and liabilities, and no facts or circumstances exist which could give rise to environmental costs and liabilities relating to soil, soil water or air pollution, illegal waste dumping, illegal waste water discharging or illegal waste transportation further to environmental laws, including but not limited to civil law and, as to the Belgian Subsidiaries, the Flemish Decree of 22 February 1995 relating to Soil Clean-Up (as amended), with respect to third parties (including without limitation US, Canadian, Australian, Belgian and foreign governmental entities). Neither the Corporation nor any of its Subsidiaries is under an obligation to proceed to any further analysis, to take safety measures or to proceed to any clean-up.

     4.25.       TAXES.

         4.25.1. Except as set out in SCHEDULE 4.25, All income tax returns and all other tax returns that are required to be filed on or before the Closing by the Corporation or any of its Subsidiaries have been duly filed (or will be duly filed on or before the Closing) on a timely basis under the laws of each applicable jurisdiction. All such tax returns are complete and accurate in all respects. All taxes which are due with respect to the Corporation and its Subsidiaries have been timely paid by them, except taxes disputed in good faith and for which adequate reserves have been established on the 2000 Annual Accounts in accordance with GAAP. With respect to any taxes which are not yet due and owing, the Corporation and its Subsidiaries have made due and sufficient accruals for all such taxes in their financial statements. The Corporation and its Subsidiaries have made all payments of estimated taxes sufficient to avoid any understatement penalties, or have made due and sufficient provisions for such understatement penalties.

         4.25.2. No claim for assessment or collection of taxes has been asserted against the Corporation or any of its Subsidiaries. Neither the Corporation nor any of its Subsidiaries is a party to any pending audit, action, proceeding or investigation by any governmental entity for the assessment or collection of taxes, nor is there any such threatened audit, action, proceeding or investigation.

         4.25.3. Neither the Corporation nor any of its Subsidiaries has waived or extended any statute of limitation for the assessment or collection of taxes. No claim has ever been made by a governmental entity in a jurisdiction where the Corporation or any of its Subsidiaries does not currently file tax returns that any of them is or may be subject to taxation by that jurisdiction, nor is there any such assertion of jurisdiction which is likely to occur. No security interests or Liens have been imposed upon or asserted against any of the Assets as a result of or in connection with any failure, or alleged failure, to pay any tax.

         4.25.4. The Corporation and its Subsidiaries have withheld and paid all taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

     4.26. SUBSIDIES. Nothing has occurred and neither the Corporation nor any of its Subsidiaries has done or agreed to do anything as a result of which :

         4.26.1. any subsidy or grant paid to the Corporation or any of its Subsidiaries is or may be liable to be refunded as a whole or in part; or

         4.26.2. any such subsidy or grant for which application has been made by it, will or may not be paid or may be reduced.

         The execution of this Agreement and the consummation of the transactions contemplated hereby will not require the reimbursement of or otherwise jeopardize the Corporation's or any of its Subsidiaries' entitlement to benefit from any subsidies or grants, in accordance with the terms under which they were afforded to them.

     4.27. COMMISSIONS OR FINDER'S FEES. Neither the Corporation nor any of its Subsidiaries or any person or entity acting on the behalf of the Corporation or any of its Subsidiaries has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

     4.28. CERTAIN BUSINESS PRACTICES AND REGULATIONS; POTENTIAL CONFLICTS OF INTEREST.

         4.28.1. The Corporation nor any of its Subsidiaries or any directors, officers, agents or employees of them have, with regard to the
               Business:

              4.28.1.1. used any funds of the Corporation or any of its
                      Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;

              4.28.1.2. made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from the funds of the Corporation or any of its Subsidiaries; or

              4.28.1.3. made any other unlawful payment.

         4.28.2. None of the shareholders, officers or directors of the Corporation or any of its Subsidiaries or any entity controlled by any of the foregoing and except as disclosed in SCHEDULE 4.28:

              4.28.2.1. owns, directly or indirectly, any significant interest in or is a director, officer, employee, consultant or agent of any person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Business;

              4.28.2.2. owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property, the use of which is necessary for the Business;

              4.28.2.3. has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Corporation or any of its Subsidiaries other than claims in the ordinary course of business;

              4.28.2.4. has sold to or purchased from the Corporation or any of its Subsidiaries any assets or property for aggregate consideration in excess of $10,000 since 1st January 2000; or

              4.28.2.5. is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Business provides services of any nature to any such individual or entity, except to such individual in his capacity as an employee of the Business.

     4.29. CONDUCT OF THE BUSINESS. In the period between the date of the 2000 Annual Accounts and the Closing, neither the Corporation nor any of its Subsidiaries, as the case may be, has:

         4.29.1.  suffered any decrease of its net assets;

         4.29.2. incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities which failure has caused or will cause any damage or risk of loss to it or any of its assets or properties;

         4.29.3. sold, encumbered, assigned or transferred any assets or properties which would have been included in the Assets, except for the sale of inventory in the ordinary course of business consistent with past practice and the (contemplated) transfer of the shares in SDL Invest NV owned by SCS;

         4.29.4. created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any encumbrance of any nature whatsoever, except for Permitted Liens;

         4.29.5. made or suffered any amendment or termination of any agreement or commitment to which it is a party or by which it is bound, or cancelled, modified or waived any substantial claims or rights held, whether or not in the ordinary course of business;

         4.29.6. declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its own shares;

         4.29.7. suffered any damage, destruction or loss, whether or not covered by insurance, adversely affecting its Business or any item or items carried on its books of account individually or in the aggregate at more than $10,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its Business;

         4.29.8. received notice or had knowledge of any actual or threatened labour trouble, strike or other occurrence, event or condition of any similar character which has had or might have a adverse effect on its Business;

         4.29.9. made commitments or agreements for capital expenditures or capital additions or improvements exceeding in the aggregate $10,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

         4.29.10. increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

         4.29.11. changed any of the accounting principles followed by it or the methods of applying such principles;

         4.29.12. entered into any transaction other than in the ordinary course of business consistent with past practice; or

         4.29.13. suffered any adverse change in its Assets, its liabilities or its Business (financial or otherwise), other than changes relating to the market as a whole.

     4.30. DISCLOSURE. No representation or warranty by the Corporation contained in this Agreement, and no statement contained in any document (including without limitation the financial statements referenced in SCHEDULE 4.7, the documents to be delivered at or prior to the Closing pursuant to SECTION 3 and the SCHEDULES hereto), furnished or to be furnished by or on behalf of the Corporation to the Investor or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document. The Corporation has not failed to disclose to the Investor any fact which would reasonably be determined to have a adverse effect on the Business, or which is otherwise material to the Business.

5.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         THE INVESTOR REPRESENTS AND WARRANTS TO THE CORPORATION AS FOLLOWS:

         5.1 CORPORATE POWER. The Investor has all requisite corporate power to enter into this Agreement and the Stockholders' Agreement, to purchase the Shares and to carry out and perform its obligations under the terms of this Agreement and the Stockholders' Agreement.

         5.2 AUTHORIZATION. All corporate action on the part of the Investor necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement and the Stockholders' Agreement, and the consummation of the transactions contemplated hereby and thereby, and for the purchase of the Shares has been taken. This Agreement and the Stockholders' Agreement are, and will be at the Closing, legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

         5.3. ACCREDITED INVESTOR. The Investor is: (i) aware of what constitutes an Accredited

         Investor as that term is defined under Regulation D as promulgated under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Act"), and under the laws, if any, of each state governing the Investor; (ii) an Accredited Investor for purposes of Regulation D and the laws, if any, of the state governing the purchase of the Shares; and (iii) able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Corporation in the event such loss should occur.

         5.4. EVALUATION OF RISKS. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Corporation and of protecting its interests in connection with such an investment. The Investor recognizes that the investment in the Corporation involves a high degree of risk and the Investor may lose the entire investment in the Corporation.

         5.5. NO DISTRIBUTION. The Investor is acquiring the Shares for its own account for investment purposes only and not with a view to or for resale in connection with any distribution of the Shares, whether directly or indirectly. The Investor has not offered or sold any portion of the Shares and has no present intention of dividing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

         5.6. NO REGISTRATION. The Investor understands that the Shares have not been registered under the Securities Act and are being sold to the Investor in reliance upon an exemption from the Securities Act including, but not limited to, applicable exemptions under Section 4(2), Regulation D and Regulation S of the Securities Act. The Investor understands that it must hold the Shares for an indefinite period of time unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available at that time. Without any limitation to
         Section 7.7., the Investor acknowledges that it understands that the Shares may never be registered under the Securities Act.

         5.7. OFFERING OUTSIDE THE UNITED STATES. The Investor is not a "U.S. Person" as defined in Regulation S promulgated under the Securities Act ("Regulation S"). Pursuant to Regulation S, a "U.S. Person" means: (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a U.S. Person, (iv) any trust of which any trustee is a U.S. Person, (v) any agency or branch of a foreign entity located in the United States,
         (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary account or similar account (other than a estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual resident in the United States, or (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction and formed by any U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

                  The Investor agrees not to reoffer or sell the Shares and to cause any transferee permitted hereunder not to reoffer or sell the Shares, within the United States, or for the account or benefit of, a
         U. S. Person (i) as part of the distribution of the Shares at any time or (ii) otherwise, unless, in either case, in a transaction meeting the requirements of Regulation S under the Securities Act, including without limitation: the offer (i) is not made to a person in the United States and either (A) at the time the buy order is originated, the buyer is outside the United States or the seller and any person acting on its behalf reasonably believe that the buyer is outside the United States, or (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States; and (ii) no directed selling efforts shall be made in the United States by the seller, an affiliate or any person acting on their behalf.

         5.8. ADDITIONAL TRANSFER RESTRICTIONS. The Investor understands and agrees that, in addition to the restrictions set forth in this Agreement, the following restrictions and limitations are applicable to its purchase of the Shares and any resale, pledge, hypothecation, transfer or other disposition of the Shares:

                  The following legend reflecting all applicable restrictions will be placed on any certificate(s) or other document(s) evidencing the Shares and the Investor must comply with the terms and conditions set forth in such legends prior to any resale, pledge, hypothecation, transfer or other disposition of the Shares:

                     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED AND MAY NOT BE TRANSFERRED UNLESS (A) THE STOCKHOLDER WISHING TO TRANSFER SUCH SECURITIES PROVIDES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO COUNSEL FOR _________ [Insert name of counsel to investor] AND SUCH COUNSEL IS SATISFATORY TO THE COMPANY (THE "CORPORATION") STATING THAT THE PROPOSED TRANSFER OF THE CORPORATION'S SECURITIES IS EXEMPT FROM THE REGISTRATION PROVISIONS OF ALL APPLICABLE FEDERAL, STATE OR OTHER LAWS INCLUDING BUT NOT LIMITED TO APPLICABLE EXEMPTIONS UNDER
                     SECTION 4(2) OF THE SECURITIES ACT, REGULATION D OR REGULATION S OF THE SECURITIES ACT; OR (B) THE SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SERCURITIES ACT."

                  Stop transfer instructions have been or will be placed on any certificates or other documents evidencing the Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof.

6.   REPORTING AND INSPECTION.

     6.1. ACCOUNTING. The Corporation will maintain and will cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP and all financial statements or information delivered under Section 6.2 will be prepared in accordance with GAAP.

     6.2. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Corporation will deliver, through the member of its Board of Director elected by the Investor, to the Investor:

        6.2.1. as soon as practicable after the end of each fiscal year of the Corporation, and in any event within ninety (90) days thereafter, consolidated and consolidating balance sheets of the Corporation and the Subsidiaries, as at the end of such year, and consolidated and consolidating statements of operations and cash flow of the Corporation and its Subsidiaries, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the consolidated statements, certified, without qualification (or with a qualification reasonably acceptable to the Investor), by an accounting firm selected by the Corporation and reasonably acceptable by the Investor;

        6.2.2. a copy of each financial statement, report and return that the Corporation or any Subsidiary files with the Commission or any stock exchange;

        6.2.3. promptly upon the Corporation's learning thereof, notice of (i) any litigation materially adversely affecting the Corporation or any Subsidiary whether or not the claim is considered by the Corporation to be covered by insurance, and (ii) the institution of any suit or administrative proceeding which could be reasonably expected to materially adversely affect the Corporation's or any Subsidiary's business, affairs, assets, operations, employee relations, rights or condition, financial or otherwise;

        6.2.4. promptly upon the occurrence thereof, notice of any default under, or breach or violation of, this Agreement or the Stockholders' Agreement; and

        6.2.5. with reasonable promptness, such other data and information as the Corporation may from time to time furnish to holders of its securities in their capacities as such and such data and information as the Investor may reasonably request.

     6.3. INSPECTION RIGHTS. The Corporation will permit an authorized representative designated by the Investor, at the Investor's expense, to visit and inspect the properties of the Corporation and its Subsidiaries, including its and their books and records (and to make extracts therefrom or copies thereof) and to discuss its and their affairs, finances and accounts with its and their officers and personnel, all at such reasonable times and as often as the Investor may reasonably request.

7.   COVENANTS OF THE CORPORATION.

     7.1. INSURANCE. The Corporation will maintain or cause to be maintained with financially sound and reputable insurers reasonably acceptable to the Investor, insurance, including, without limitation, directors and officers liability insurance and business interruption insurance, with respect to its Assets and Business and the Assets and Business of its Subsidiaries against loss or damage covering risks of such types and in such amounts which are customary for similarly situated corporations of established reputation engaged in the same or similar businesses, in adequate amounts, and at the request of the Investor shall furnish the Investor with evidence of the same.

     7.2. PAYMENT OF TAXES AND OTHER OBLIGATIONS. The Corporation will pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its assets or those of its Subsidiaries or in respect of its or their respective franchises, businesses, income or profits, all trade accounts payable, in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien or charge upon any asset of the Corporation or any of its Subsidiaries, before the same become delinquent, except that (unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate measures promptly initiated and diligently conducted if (a) such reserve or other appropriate provision, if any, as shall be required by sound accounting practice consistent with GAAP shall have been made therefor and (b) such contest does not have a material adverse effect on the financial condition of the Corporation or the ability of the Corporation to pay any Indebtedness and no Assets are in imminent danger of forfeiture. Without limitation to the other provisions of this Agreement, the Corporation will submit any income generated by e-Auction Barbados in favor of the Corporation, either by way of dividends, capital gains or otherwise, to the applicable US tax regulation so as to avoid that the income generated by the Corporation in favor of the Investor, either by way of dividends or capital gains, were, under Belgian law, be excluded from the tax exemption set forth in articles 202 and 204 of the Belgian Income Tax Code 1992 (the so-called "Participation Exemption").

     7.3. COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each Subsidiary to comply, with all Laws, rules, regulations, judgments, orders and decrees of any governmental or regulatory authority applicable to it and its respective Assets. Neither the Corporation nor anyone acting on its behalf will take any action hereafter that could cause the loss of the exemption from the registration requirements of the Securities Act for the sale and issuance of the Shares and the issuance of the Common Stock issuable upon conversion of the Shares.

     7.4. PRESERVATION OF CORPORATE EXISTENCE AND PROPERTY. The Corporation will preserve, protect and maintain, and cause each Subsidiary to preserve, protect and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges and properties, the failure of which to preserve, protect and maintain could have a material adverse effect on the Business, affairs, Assets, prospects, operations, employee relations, rights or condition, financial or otherwise, of the Corporation and its Subsidiaries taken as a whole.

     7.5. PROPRIETARY RIGHTS. The Corporation will, and will cause each of its Subsidiaries to, possess and maintain all material proprietary rights necessary to the conduct of their Business and own all right, title and interest in and to, or have a valid license for, all material proprietary rights used by the Corporation or any Subsidiary in the conduct of its Business. The Corporation will not take any action, or fail to take any action, and will prevent each of its Subsidiaries from taking any action or failing to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such proprietary rights or which would infringe upon any rights of other Persons.

     7.6. MAINTENANCE. The Corporation will, and will cause each Subsidiary to, maintain and keep its properties in good repair, working order and condition, subject to normal wear and tear, and from time to time make all necessary repairs, renewals and replacements so that its Business may be properly and advantageously conducted at all times.

     7.7. REGISTRATION AND LISTING. Promptly following the Closing, the Corporation will:

        7.7.1. Prepare and file with the Commission a registration statement on Form S-1 and/or in any other form required with respect to the Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective for the period of distribution contemplated by the Investor;

        7.7.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in clause 7.7.1. and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as the Shares registered thereunder have been disposed of in accordance with the intended methods of disposition by the Investor set forth in such registration statement;

        7.7.3. Furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Shares owned by the Investor;

        7.7.4. Use its best efforts to register or qualify such Shares under such other securities laws of such jurisdictions as the Investor reasonably requests and do any and all other acts and things which may be necessary or desirable to enable the Investor to consummate the public sale or other disposition in such jurisdictions of the Shares;

        7.7.5. Cause all such Shares to be listed on each securities exchange on which similar securities issued by the Corporation are then listed, or if no similar securities issued by the Corporation are then listed on a securities exchange, a securities exchange

               (including without limitation the Nasdaq National Market, Inc.) selected by the Corporation and reasonably acceptable to the Investor;

        7.7.6. Provide a transfer agent and registrar for all such Shares not later than the effective date of such registration statement;

        7.7.7. Enter into such customary agreements (including underwriting agreements) and take all such other actions as the Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

        7.7.8. Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent designated by any the Investor or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such registration statement;

        7.7.9. Notify the Investor, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        7.7.10. Notify the Investor of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

        7.7.11. Prepare and file with the Commission, promptly upon the request of the Investor, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel to the Investor, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Shares;

        7.7.12. Prepare and promptly file with the Commission and promptly notify the Investor of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

        7.7.13. Advise the Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                                                                        PAGE 28
-------------------------------------------------------------------------------

         7.7.14. At least forty-eight hours prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to the Investor;

         7.7.15. Refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel to the Investor shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable laws; and

         7.7.16. At the request of the Investor in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the Investor, in form and substance satisfactory to such underwriters and the Investor, and
               (ii) a letter or letters from the independent certified public accountants of the Corporation, addressed to the underwriters and the Investor, in form and substance satisfactory to such underwriters and the Investor, in which letters such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Corporation included in the registration statement, the prospectus, or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

     7.8. FEES AND EXPENSES.

         7.8.1. The Corporation will bear all of its own expenses in connection with the preparation, negotiation and execution of this Agreement and the Stockholders' Agreement, and the transactions contemplated hereby and thereby, and will, within one month following the Closing, also reimburse the Investor for one-half of any reasonable expenses the Investor incurs in an amount not to exceed $85,000 in connection with the due diligence investigation of the Corporation, the preparation, execution and negotiation of this Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby.

         7.8.2. All expenses incident to the Corporation's performance of or compliance with Section 7.7 of this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with federal, state and foreign securities laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and its independent certified public accountants, underwriters (excluding discounts and commissions attributable to the Shares included in such registration) and other Persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation. In addition, the Corporation will pay its internal expenses

                                                                        PAGE 29
-------------------------------------------------------------------------------

               (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Corporation and the expenses and fees for listing the securities to be registered on each securities exchange.

         7.8.3. In connection with any registration in which Shares are included or proposed to be included, the Corporation will reimburse the Investor for the reasonable costs and expenses incurred by the Investor in connection with such registration, including, but not limited to, reasonable fees and disbursements of counsel.

     7.9. LOCK UP

         The Corporation will maintain and cause e-Auction Belgium to maintain the share purchase agreement dated as of 7th January 2000 which has been entered into by the Corporation, e-Auction Belgium, Mr Luc Schelfhout and Mrs Hilde Delaet (the "SCS Agreement"). The Corporation will not waive and cause e-Auction Belgium not to waive any of its rights under the SCS Agreement without the prior written approval of the Investor.

     7.10.LEGAL OPINION

         Promptly after the execution of this Agreement and in any event not later than fourteen (14) days as from the date hereof, the Corporation will deliver to the Investor the legal opinion of its counsel, dated not later than fourteen (14) days as from the date hereof, addressed to the Investor, with respect to its Subsidiaries and in the form of EXHIBIT B.

8.   MISCELLANEOUS.

     8.1. CONSENT TO AMENDMENTS; WAIVERS. The provisions of this Agreement may be amended, and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation has obtained the written consent of the Investor. No other course of dealing between the Corporation and the Investor or any delay in exercising any rights hereunder or under the certificate of incorporation of the Corporation shall operate as a waiver of any rights of any party hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

                                                                        PAGE 30
-------------------------------------------------------------------------------

8.2. INDEMNIFICATION.

         8.2.1. BY THE CORPORATION. The Corporation agrees to fully indemnify the Investor against any and all losses, damages, liabilities, claims, deficiencies, costs, expenses and expenditures (including, to the extent permitted by the law, lawyer's fees), all of the foregoing being referred to as "Damages", resulting from or being a consequence of:

              8.2.1.1. any breach, inaccuracy or incompleteness of any
                      representation or warranty of the Corporation contained in this Agreement; or

              8.2.1.2. any breach of any other covenant or obligation contained in this Agreement or the Stockholders' Agreement of (a) the Corporation or any Person (other than the Investor) who is a party to the Stockholders' Agreement; or

              8.2.1.3. claims asserted whether prior or subsequent to the
                      Closing by any Person (including tax and other governmental authorities) against the Corporation, any of its Subsidiaries or the Investor based upon or arising out of facts existing or actions taken on or before the Closing.

         8.2.2. Damages as suffered by the Investor will be assumed equal to
               6.2 % (six point two percentage points) of the decrease of the net assets of the Corporation or any of its Subsidiaries, as the case may be and without duplication, caused by one or more of the aforementioned circumstances provided further that if the Damages effectively suffered by the Investor exceed such assumed amount, the Investor is entitled to claim from the Corporation full amount of such Damages. Without any limitation to the foregoing, parties agree that Damages as suffered by the Investor as a consequence of breach of the covenant set forth in Section 7.10, will be assumed equal to at least $10,000 provided further that if the Damages effectively suffered by the Investor exceed such assumed amount, the Investor is entitled to claim from the Corporation full amount of such Damages.

         8.2.3. OPTION. As an alternative to being indemnified in cash for Damages in accordance with this Section 8.2, the Investor shall be entitled to acquire from the Corporation, either by purchase or subscription or otherwise, for $1.00 (One U.S. Dollar) a total number of up to a maximum of X common shares of the Corporation, it being understood that X will be determined as follows:

               X = (D/SP) * N * (6.2/100)

               where :

               D = the amount of Damages due by the Corporation to the Investor pursuant to this Section 8.2, it being understood that the value of the parameter D cannot exceed the Purchase Price; and

               SP = the Purchase Price; and

               N= number of shares of the Corporation which are issued and

                                                                        PAGE 31
-------------------------------------------------------------------------------

              outstanding at the moment of the exercise of this option.

              In the event the Investor does not exercise this option for the entire number of X shares of the Corporation, the Investor shall be entitled to claim vis-a-vis the Corporation the payment of the difference between the amount of Damages due by the Corporation to the Investor pursuant to this Section 8.2, on the one hand, and the value Y, on the other hand, it being understood that Y will be determined as follows:

               Y = Z* SP/N

                  where Z = the number of shares in the Corporation for which the Investor effectively exercised the aforementioned option.

         8.2.4. TIME LIMITS. The agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the second anniversary of the date of the Closing or in the case of the agreements, representations and warranties contained in Section
               4.21 and Section 4.25 until the sixth anniversary of the Closing except if the legal statute of limitations were to provide for a longer period of prescription in which event such longer period extended with three months, shall apply. Notwithstanding the preceding, any agreement, representation or warranty in respect of which indemnity may be sought under this Section 8.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a Claim Notice (as defined below) or Third Party Claim Notice (as defined below) of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         8.2.5.PROCEDURE REGARDING NON-THIRD PARTY CLAIMS.

              8.2.5.1. All claims not involving a claim or demand being asserted against or sought to be collected by a third party under this Section 8.2 shall be asserted and resolved as follows.

              8.2.5.2. In the event the Investor (the "Indemnified Party")
                      should have a claim against the Corporation (the "Indemnifying Party") hereunder which does not involve a claim or demand being asserted against or sought to be collected from such Indemnified Party by a third party, the Indemnified Party shall as promptly as practical send a claim notice to the Indemnifying Party, specifying the nature of and basis for the claim and (to the extent possible) the estimated amount of damages attributable thereto (which estimate shall not be conclusive of the final amount of such claim) together with the supporting documents (a "Claim Notice").

              8.2.5.3. Any delay in giving such notice will not result in the waiver or reduction of any of the Indemnified Party's rights except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure or delay. Such Claim Notice must in any event be given within the relevant time periods set forth in paragraph 8.2.4.

                                                                        PAGE 32
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              8.2.5.4. If the Indemnifying Party fails to notify the Indemnified
                      Party within 60 days of receipt of such Claim Notice (the "Notice Period") that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder and shall be paid to the Indemnified Party immediately. Upon request of the Indemnified Party, the Indemnifying Party will confirm in writing that it does not dispute such claim.

              8.2.5.5. If the Indemnifying Party disputes such claim within the
                      Notice Period, the parties shall use their reasonable efforts to resolve such dispute and, in the absence of such resolution, such dispute shall be resolved by arbitration in the manner provided in SECTION 8.8 of this Agreement.

         8.2.6.PROCEDURE REGARDING THIRD PARTY CLAIMS.

              8.2.6.1. If either the Investor (the "Indemnified Party"), the
                      Corporation or any of its Subsidiaries receives a notice of assertion or commencement of any claim issued by a third party (a "Third Party Claim") against such Indemnified Party, the Corporation or any of its Subsidiaries with respect to which the Corporation ("the Indemnifying Party") is obligated to provide indemnification under this Agreement, the Indemnified Party shall as promptly as practical send a claim notice to the Indemnifying Party, specifying the nature of and basis for the claim and (to the extent possible) the estimated amount of damages attributable thereto (which estimate shall not be conclusive of the final amount of such claim) together with the supporting documents (a "Third Party Claim Notice").

              8.2.6.2. Any delay in giving such notice will not result in the waiver or reduction of any of the Indemnified Party's rights except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure or delay. Such Claim Notice must in any event be given within the relevant time periods set forth in Section 8.2.4 and no later than 30 calendar days after receipt of such notice of such Third Party Claim.

              8.2.6.3. The Indemnifying Party shall have 14 days from their receipt of a Third Party Claim Notice (the "Third Party Claim Notice Period") to notify the Indemnified Party :

                  8.2.6.3.1. whether the Indemnifying Party disputes the
                            Indemnified Party's right of indemnification with respect to such Third Party Claim; and

                  8.2.6.3.2. if the Indemnifying Party does not dispute such right of indemnification, whether or not it desires to defend the Indemnified Party against such Third Party Claim.

              8.2.6.4. If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Notice Period that :

                  8.2.6.4.1. the Indemnifying Party does not dispute the
                            Indemnified Party's right of indemnification; and

                  8.2.6.4.2. the Indemnifying Party desires to defend against such Third Party Claim;

                                                                        PAGE 33
-------------------------------------------------------------------------------

         8.2.7. then the Indemnifying Party shall have the right to assume and control the defense of such Third Party Claim by appropriate proceedings with counsel reasonably acceptable to the Indemnified Party at the Indemnifying Party' sole cost and expense. The Indemnified Party may participate in, but not control, any such defense or settlement at its sole cost and expense.

              8.2.7.1. If the Indemnifying Party:

                  8.2.7.1.1. disputes the Indemnified Party's right of
                            indemnification with respect to a Third Party Claim; or

                  8.2.7.1.2. does not dispute such right of indemnification but has not complied with the provisions of SECTION
                            8.2.6 and is thus not entitled to assume defense of such Third Party Claim; or

                  8.2.7.1.3. does not dispute such right of indemnification but fails to promptly assume and prosecute the defense of such Third Party Claim; or

                  8.2.7.1.4. does not dispute such right of indemnification but a conflict or potential conflict exists between the Indemnifying Party on the one hand and the Indemnified Party on the other hand;

         8.2.8. then the Indemnified Party shall be entitled to assume and control the defense of such Third Party Claim.

         8.2.9. If the Indemnifying Party does not assume the defense of a Third Party Claim for any reason, it may still participate in, but not control, the defense of such Third Party Claim at its sole cost and expense.

              8.2.9.1. The party responsible for the defense of any Third Party
                      Claim (the "Responsible Party") shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of any Third Party Claim for which such party is not the Responsible Party, including, without limitation, all settlement negotiations and offers. With respect to a Third Party Claim for which the Indemnifying Party is the Responsible Party, the Indemnified Party shall make available to the Indemnifying Party and their representatives all books and records of the Indemnified Party relating to such Third Party Claim and shall render to the Indemnifying Party such assistance and access to records and the representatives of the Indemnified Party as the Indemnifying Party and their representatives may reasonably request, except that the Indemnified Party shall not be required to make available to the Indemnifying Party and their representatives any books, records, documents or other information that the Indemnified Party reasonably determines to be confidential or subject to attorney-client privilege unless and until the Indemnifying Party shall have entered into such agreements as the Indemnified Party reasonably deem to be necessary in light of all surrounding circumstances (including, without limitation, the Indemnifying Party's need for information in connection with the investigation or defense of a Third Party Claim) to protect such confidentiality or privilege.

              8.2.9.2. Neither the Indemnifying Party, on the one hand, nor the
                      Indemnified Party, on the other hand, shall enter into any settlement of any Third Party Claim

                                                                        PAGE 34
-------------------------------------------------------------------------------

                      without the prior written consent of the other party, which consent shall not be unreasonably withheld. The Responsible Party shall promptly notify the other party of each settlement offer (including whether or not the Responsible Party is willing to accept the proposed settlement offer) with respect to a Third Party Claim. Such other party agrees to notify the Responsible Party with reasonable promptness whether or not such party is willing to accept the proposed settlement offer. If an Indemnified Party fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnified Party is the Responsible Party with respect to such Third Party Claim), the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party with respect to such Third Party Claim (including the reasonable costs and expenses of contesting or defending such Third Party Claim incurred after the Indemnified Party fails to consent to such settlement offer) shall not exceed the full amount of such settlement offer. If the Indemnifying Party fails to consent to any settlement offer of a Third Party Claim (whether or not the Indemnifying Party is the Responsible Party with respect to such Third Party Claim), the Indemnifying Party may continue to contest or defend such Third Party Claim and, in such event, the Indemnifying Party shall be liable to the Indemnified Party for the amount of the Damages ultimately recovered against Indemnified Party as a result of such Third Party Claim.

         8.2.10.  TAXES ON INDEMNITIES.

              8.2.10.1. Any indemnification payment hereunder to the Investor shall be treated as an adjustment to the Purchase Price.

              8.2.10.2. If the Investor (notwithstanding the foregoing
                      treatment) is effectively taxed on the receipt or accrual of such indemnity payment, the Corporation shall indemnify the Investor from and against such taxes (including taxes resulting from a payment hereunder) after deduction of any a tax benefit of whatever nature effectively realized by the Corporation or any of its Subsidiaries, as the case may be, as a result of the Damages suffered by them, it being understood that "effectively taxed" under this clause means that the taxes due on such indemnity payment (if any) are not and to the extent that they are not compensated by a corresponding tax decrease as a result of the Damages pursuant to which the indemnity payment is due.

         8.2.11. INTEREST COMPUTATION. Interest shall in any event accrue at a rate equal to EURIBOR plus 3% (three percentage points) per annum on all amounts to be paid by either party to another party further to Section 8.2.5 through Section 8.2.9 between the date of the Claim Notice or the Third Party Claim Notice, as the case may be, and the date of final payment by the Indemnifying Party of all amounts to be paid to another party, it being understood, for the avoidance of doubt, that no conventional interest will accrue relating to periods for which interests of other nature, such as legal interests, accrue or have accrued.

         8.2.12. LIMITATION. Notwithstanding anything to the contrary contained in this Section 8.2, the Corporation shall have no obligation to indemnify the Investor under this

                                                                        PAGE 35
-------------------------------------------------------------------------------

               Section 8.2 until such time, if any, as the aggregate amount of all Damages exceeds $50,000; provided, if the aggregate amount of Damages equals or exceeds $50,000, the Corporation shall indemnify the Investor for all such Damages.

         8.2.13. ABSENCE OF LIMITATION OF LIABILITY. None of the limitations contained in this Section 8.2 shall apply to any misrepresentation or breach of any representation or warranty under the terms of this Agreement or of any breach or non fulfillment of any covenant or agreement made or to be performed by the Corporation pursuant to this Agreement or the Stockholders' Agreement which (or the delay in discovery of which) is the consequence of fraud, willful misconduct or willful concealment by the Corporation.

     8.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Investor are also for the benefit of, and enforceable by, any subsequent holders of such Shares.

     8.4. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     8.5. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     8.6. NOTICES. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

         8.6.1. If to the Corporation to the address set forth on the first page hereof

         8.6.2. If to the Investor to the address set forth on the first page hereof with a copy (which shall not constitute notice) to:

               Stibbe Simont Monahan Duhot
               Rue Henri Wafelaertsstraat 47-51
               (b.1)
               B-1060 Brussels
               Attention:  Jan Peeters, Esq.
                           Stefan Odeurs, Esq.

     8.7. GOVERNING LAW. The corporate law of Nevada will govern all issues concerning the relative rights of the Corporation and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts of, Belgium, and the performance of the obligations imposed by this Agreement shall be governed by the laws of the Belgium applicable to contracts made and wholly to be performed in that country.

     8.8. ARBITRATION. Any dispute, controversy or claim arising out of or in relation to this Agreement, including, without limitation, disputes related to the Stockholders' Agreement, or at law, or the breach, termination or invalidity hereof or thereof, that cannot be settled amicably by agreement of the parties hereto, shall be finally settled by arbitration in Brussels, Belgium (which arbitration shall be binding and enforceable in any court of competent jurisdiction for purposes of this Agreement only) in accordance with the rules of CEPINA. The arbitration will be held before three (3) arbitrators chosen in accordance with such rules and shall be conducted in English.

     8.9. CONFIDENTIALITY. Each of the parties to this Agreement shall keep it, its precise terms and conditions and subject matter strictly confidential and, more generally, hold the negotiations with respect to the subject matter hereof in strict confidence, except to the extent that disclosure shall be required by law or court or governmental order or to obtain any consent required thereby. In such event, to the extent that disclosure shall be required, the party concerned shall consult with the other party regarding such disclosure reasonably in advance thereof.

     8.10. EXHIBITS AND SCHEDULES. All exhibits and schedules hereto are an integral part of this Agreement.

     8.11. EXCHANGE OF CERTIFICATE. Upon surrender by any holder to the Corporation of any certificate or certificates evidencing any shares of stock of the Corporation, the Corporation at its expense will issue in exchange therefor, and deliver to such holder, a new certificate or certificates representing such shares of stock of the Corporation, in such denomination or denominations as may be requested by such holder. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate representing any shares of stock of the Corporation, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation at its expense will issue and deliver to any such holder a new certificate evidencing such shares of stock of the Corporation of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate.

     8.12. BREACH OF COVENANT. Without limiting the rights of the Investor to pursue all other legal and equitable rights available to it for the Corporation's failure to perform any of its obligations under this Agreement or the Stockholders' Agreement, the parties hereto acknowledge and agree that, while the Investor will be entitled to recover damages and to exercise all other rights granted by law, the remedy at law for any failure by the Corporation to perform any of such obligations may be inadequate and that the Investor will be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

     8.13. DEFINED TERMS. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Annex A hereto for all purposes of this Agreement.

     8.14. RULES OF CONSTRUCTION. The following provisions shall be applied wherever appropriate in this Agreement:

         8.14.1. "herein," hereby, "hereunder," "hereof," and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

         8.14.2. all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

         8.14.3. wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

         8.14.4. all accounting terms not specifically defined herein shall be construed in accordance with GAAP;

         8.14.5. all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall generally be considered citations to such statutes, regulations or provisions as in effect on the date hereof, except that when the context otherwise requires, such references shall be considered citations to such statutes, regulations or provisions as in effect from time to time, including any successor statutes, regulations or provisions directly or indirectly superseding such statutes, regulations or provisions;

         8.14.6. any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified;

         8.14.7. the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement; and

         8.14.8. whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words " without limitation".

     8.15. FINAL AGREEMENT. This Agreement, together with the Stockholders' Agreement, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

     8.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.



                            [signature page follows]

        The parties hereto have executed this Stock Purchase Agreement on the date first set forth above.






                                               e-AUCTION GLOBAL TRADING INC.




                                  By:
                                     -------------------------------------------
                                     Name:       Mr David Hackett
                                     Title:      Officer



                                           ABN AMRO CAPITAL INVESTMENTS (BELGIE)



                                  By:
                                     -------------------------------------------
                                     Name:      Mr Bart Sonck
                                     Title:     By power of attorney



                  [SIGNATURE PAGE TO STOCK PRUCHASE AGREEMENT]

                                                                         PAGE i

                                              ANNEX

Annex A               Definitions

                                             EXHIBITS

Exhibit A             Form of Stockholders' Agreement
Exhibit B             Form of Legal Opinion


                                             SCHEDULES

Schedule 4.1          Organization
Schedule 4.5          Shares
Schedule 4.6          Third Party Options
Schedule 4.7.1        Annual Accounts
Schedule 4.12         Contracts
Schedule 4.17.2       Leased Real Property
Schedule 4.18         Insurance
Schedule 4.19         Customers and Suppliers
Schedule 4.20.1       Directors
Schedule 4.20.2       Financial Institutions
Schedule 4.21.1       Personnel - General
Schedule 4.21.2       Employee Benefit Schemes
Schedule 4.22         Litigation
Schedule 4.25         Taxes
Schedule 4.28         Conflicts of Interest

                                     Annex A

                                 1.1 DEFINITIONS

         ""Belgium Subsidiaries" means e-Auction Belgium and SCS.

         "Closing" means the closing of the purchase and sale of the Shares pursuant to this Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

         "e-Auction Australia" means e-Auction Australasia Pty Limited (ACN 078.168.886), a company existing under the laws of Australia, having its registered offices at level 18, Central Park, 152-158 St George's Terrace, Perth, Western Australia, Australia.

         "e-Auction Barbados" means e-Auction Global Trading Inc., a company existing under the laws of Barbados, having its registered offices at Chancery House, High Street, Bridgetown, Barbados.

         "e-Auction Belgium" means Aucxis, a Naamloze Vennootschap existing under the laws of Belgium, having its registered offices at 9190 Stekene, Zavelstraat 7 (Belgium), enrolled with the Register of Commerce of Sint-Niklaas under number 61.208.

         "e-Auction Canada" means Aucxis Corp., a corporation existing under the laws of Canada, having its registered offices at 161 Bay Street, Suite 4700, BCE Place, Toronto, Ontario, Canada, M5J 251, a wholly owned subsidiary of e-Auction Barbados.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Group" means the Corporation and the Subsidiaries.

         "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; and (e) renewals, extensions and refunding of any such indebtedness.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "SCS" means Schelfhout Computer Systemen, a Naamloze Vennootschap existing under the laws of Belgium, having its registered offices at 9190 Stekene, Zavelstraat 7 (Belgium), enrolled with the Register of Commerce of Sint-Niklaas under number 43.775, a wholly owned subsidiary of e-Auction Belgium.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stockholders' Agreement" means the Stockholders' Agreement by and among the Corporation, the Investor and the other parties thereto in the form of Exhibit A the entering into of which is set forth as a condition to Closing.

         "Subsidiaries" means:

         (a)      e-Auction Australia;

         (b)      e-Auction Barbados;

         (c)      e-Auction Belgium;

         (d)      e-Auction Canada;

         (e)      SCS; and

         (f) any other corporation, association or other business entity of which securities or other ownership interest representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.


                                      A-2